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                      Documentation Risk Department
                      Wholesale & International
                      Lloyds TSB Bank plc             Direct Line: 020 7356 1355
                      71 Lombard Street               Switchboard: 020 7626 1500
                      London                          Facsimile:   020 7356 1205
                      EC3P 3BS

                                                      Reference: DIRSCH/ICHI2805


Lloyds TSB                                                    18th March 2002

The Directors
Trikon Technologies Limited
Ringland Way
Newport
Gwent


Dear Sirs,

                                Amendment Letter

We refer to a letter dated 6th March 2001 (the "Facility Letter") and to the security documents required to be effected thereby from time to time. Pursuant to the foregoing we agreed to make available to Trikon Technologies Limited a loan facility of up to British Pounds 15,000,000.

We hereby confirm that with effect from the Effective Date (as hereinafter defined) the following amendments shall be made to the Facility Letter:

Repayment

An initial repayment shall be made in the amount of British Pounds 1,2560,000 on 4th April 2002. Thereafter, the loan shall be repaid as follows:

A. Subject to the Parent raising at least $10,000,000 by way of issuing new shares (the "Equity") by 3rd July 2002 and notifying and providing such evidence to the Bank to satisfy the Bank that the Equity has been raised, the loan shall be repaid in eight or nine consecutive instalments, as follows:

         (a) seven instalments of British Pounds 1,250,000 to be paid quarterly commencing on 4th July 2002 and continuing until 4th January 2004; and

         (b) the eighth and final instalment to be paid on 22nd March 2003 in such an amount as to repay in full all amounts then owing to the Bank under and in connection with the Facility Letter, or

B. In the event that the Equity is not raised by 3rd July 2002, the loan shall be repaid as follows:

         (a) one instalment of British Pounds 3,750,000 to be paid on 4th July 2002;

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         (b)      one instalment of British Pounds 5,000,000 to be paid on 22nd
                  March 2003;

         (c) the third and final instalment shall be paid on 22nd March 2003 in such an amount as to repay in full all amounts then owing to the Bank under and in connection with the Facility Letter,

and the definition of "Repayment Date" set out in the Facility Letter shall be deemed to have been amended so as to refer to each of the said dates.

From the effective Date, the Facility Letter and this letter shall be construed as one agreement and all references in the Facility Letter to "this letter", "herein", "hereof" and terms of similar effect shall, unless the context otherwise requires, be deemed to be references to the Facility Letter as amended by this letter.

All other terms and conditions expressed in the Facility Letter remain unaltered.

The Effective Date shall be the date upon which we shall have received and found in order:

(a) a copy of this letter duly signed on behalf of Trikon Technologies Limited in acceptance of the amendments contained herein;

(b) a certified copy of the board resolution of Trikon Technologies Limited approving the terms of this letter and authorising a person or persons to sign on its behalf the acknowledgment appearing on the duplicate copy of this letter; and

(c) if not already in our possession, duly authenticated specimen signatures of the persons) so authorised.

Yours faithfully,
For and on behalf of Lloyds TSB Bank plc

/s/ Colin D. Martin

Colin D. Martin
Senior Manager



We hereby acknowledge receipt of your letter dated 18th March 2002 of which this is a duplicate and confirm our agreement to the amendments therein contained, pursuant to a resolution of the board dated 21.03.2002.

For and on behalf of Trikon Technologies Limited.

/s/ William J. Chappell
Date 22.03.2002


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